Joint Filer Information

NAME:  PWJ Funding LLC

ADDRESS:  623 Fifth Avenue, 32nd Floor
-------   New York, New York 10022

DESIGNATED FILER: Prentice Capital Management, LP
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ISSUER: Whitehall Jewellers, Inc.
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DATE OF EVENT REQUIRING STATEMENT: January 9, 2006
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SIGNATURE:
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/s/ Michael Weiss
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Michael Weiss, CFO of Prentice Capital Management, LP, its Manager


NAME: PWJ Lending LLC
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ADDRESS:  623 Fifth Avenue, 32nd Floor
-------   New York, New York 10022

DESIGNATED FILER: Prentice Capital Management, LP
----------------

ISSUER: Whitehall Jewellers, Inc.
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DATE OF EVENT REQUIRING STATEMENT: January 9, 2006
---------------------------------

SIGNATURE:
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/s/ Jonathan Duskin
---------------------------------
Jonathan Duskin, Managing Director


NAME: Michael Zimmerman
----

ADDRESS:  623 Fifth Avenue, 32nd Floor
-------   New York, New York 10022

DESIGNATED FILER: Prentice Capital Management, LP
----------------

ISSUER: Whitehall Jewellers, Inc.
------

DATE OF EVENT REQUIRING STATEMENT: January 9, 2006
---------------------------------

SIGNATURE:
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/s/ Michael Zimmerman
-----------------------------
     Michael Zimmerman